Investor Contact: Media Contact: John Sweeney, CFA Michele Polinsky Vice President, Investor Relations Vice President, Global Communications +1-484-790-0373 +1-610-594-3054 John.Sweeney@westpharma.com Michele.Polinsky@westpharma.com    Eric M. Green Informs Board of Plans to Retire as President, CEO and Chair of the Board of West Pharmaceutical Services, Inc. EXTON, Pa., March 9, 2026 – West Pharmaceutical Services, Inc. (NYSE: WST) announced today that Eric M. Green has informed the Board of Directors that he plans to retire from his positions as President, Chief Executive Officer and Chair of the Board of the Company once his successor has been hired in order to ensure a smooth transition. The Board is engaging a leading executive recruiting firm to assist with the search for a successor and expects this transition to occur in the second half of 2026. In parallel with today’s announcement, the Company is reaffirming the guidance set forth in its February 12, 2026 press release. "After serving 11 years as the Company’s 6th CEO over the past century, it is time for someone else to take over the leadership of West," Green said. "I have great confidence in the strong leadership team we have in place to carry on with the current momentum to take this extraordinary Company forward. I am especially thankful to the Board of Directors for giving me this stewardship to lead West over more than a decade and for their support of my decision. My decision provides the opportunity to serve in the future in other capacities, including corporate boards and advisory roles." "We are grateful to Eric for his remarkable service to West," said Robert F. Friel, Lead Independent Director of the Board of Directors. "His eleven-year tenure is marked by exceptional revenue and enterprise value growth, having more than doubled the sales of the Company during that time and achieved total shareholder return of approximately 350%." "In addition to these accomplishments, during Eric’s tenure the Company drove innovations that uniquely meet patients’ needs, responded to the unprecedented COVID pandemic by supporting the delivery of vaccines around the world, and significantly grew our global impact." "As the leading provider of innovative, high-quality injectable solutions and services, the Company is in an excellent position to achieve its long-term growth ambitions and to continue to create value for patients, customers and shareholders," Green added.

Green has served as President and Chief Executive Officer of West since April 2015, and he became Chair of the Board in May 2022. About West West Pharmaceutical Services, Inc. is a leading provider of innovative, high-quality injectable solutions and services. As a trusted partner to established and emerging drug developers, West helps ensure the safe, effective containment and delivery of life-saving and life-enhancing medicines for patients. With over 10,000 team members across 50 sites including 25 manufacturing facilities worldwide, West helps support our customers by delivering over 41 billion components and devices each year. Headquartered in Exton, Pennsylvania, West in its fiscal year 2025 generated $3.07 billion in net sales. West is traded on the New York Stock Exchange (NYSE: WST) and is included on the Standard & Poor's 500 index. For more information, visit www.westpharma.com. All trademarks and registered trademarks used in this release are the property of West Pharmaceutical Services, Inc. or its subsidiaries, in the United States and other jurisdictions, unless otherwise noted. Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s expectations regarding future events, financial guidance and financial or operational performance. Forward-looking statements may be identified by words such as “believe,” “expect,” “intend,” “estimate,” “plan,” “anticipate,” “project,” “forecast,” “guidance,” “target,” “may,” “will,” “continue” and similar expressions. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For additional information regarding these risks as well as other risks, uncertainties and factors that could affect our forward-looking statements, please refer to Part I Item 1A, entitled "Risk Factors," of the Company's most recent Annual Report on Form 10-K and any amendments thereto, as well as the Company’s most recently filed Quarterly Reports on Form 10-Q and other filings the Company makes with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. Except as required by law or regulation, West Pharmaceutical Services, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.